Exhibit 10.66

Confidentiality and Non-Competition Agreement

Party A:  Tianjin New Highland Science Development Co., Ltd.

Party B:  Yu Xiaomin (ID: 37050219580426325x)

WHEREAS, Party B, acting in the capacity of a senior officer of Party A, will come to possess the knowledge of the trade secrets of Party A (including business information, management information, technical information, etc.). NOW, THEREFORE, in order to clarify the confidentiality obligations and non-competition restrictions applicable to Party B, Party A and Party B, on the basis of the principles of equality, free will, fairness and good faith, hereby enter into this agreement.

The two parties hereby acknowledge that they have carefully read the content of this agreement and have fully understood the legal import of all of its terms and conditions.

Article 1  Subject-Matter and Scope of Confidentiality

Party A and Party B acknowledge that the scope of the trade secrets of Party A in respect of which Party B shall assume confidentiality obligations shall include, without limitation, the following:

1.1  Business information, including without limitation customer lists, marketing plans, procurement materials, pricing policies, production costs, non-public financial information, supplier channels; production and sales strategies, and the prices set out in, and the contents of, bids and tenders.

1.2  Management information, including without limitation employee salary standards, remuneration systems, employee identities and their family information.

1.3 Technical information, including without limitation know-how, technical plans, engineering design, construction design, circuit design, manufacturing methods, formulas, processes, technical indicators, computer software, databases, testing results, drawings, samples, prototypes, models, user manuals, technical documentation, trade secrets-related faxes, letters and emails and their attachments, relevant meeting documents, minutes and decisions.

1.4  Trade secrets of the partners of Party A which come into the knowledge of Party B, or matters which Party B is obligated to maintain in confidence vis-a-vis an outside party, under applicable law or relevant contractual provisions.

1.5 Other information acknowledged as in need of confidential treatment by both Party A and Party B.

Article 2  Party A shall timely notify Party B of the business information, management information, technical information and technical materials which are no longer required to be maintained in confidence or which have become public.

Article 3  Party B’s Confidentiality Obligations

3.1  Party B shall use the confidential information provided by Party A only for the purpose of planning, implementation, supervision, management and other relevant work within his scope of working duties.

3.2 Party B shall maintain in confidence the technical information and technical documentation of Party A obtained by it from Party A or from a channel other than Party A and shall not provide such information and documentation to any third party without Party A’s consent.

3.3  All confidential information and materials provided by Party A, whether they are marked as confidential or not, shall be maintained in confidence by Party B and shall not be provided to any third party without Party A’s consent.

3.4  In complying with his confidentiality obligations hereunder, Party B shall properly custody relevant files and materials and shall not reproduce or simulate such files and materials, or retain, for private purposes, any copy thereof.

3.5  During the period of confidentiality hereunder, if Party B becomes aware of any divulgation of relevant confidential information, Party B shall timely notify Party A and shall actively take measures to prevent the aggravation of losses.

3.6 Party B shall not disclose Party A’s trade secrets to any third party not bound by confidentiality obligations.

3.7 Party B shall not permit or abet any third party not bound by confidentiality obligations to use Party A’s trade secrets.

3.8 Once Party B becomes aware that any trade secret has been divulged, or has been revealed as a result of his own negligence, Party B shall take effective measures to prevent the aggravation of such divulgation or revelation and shall timely notify Party A of the same.

Article 4  If, during the course of his performance of his working duties, Party B needs to provide confidential information to other personnel of the company or to specialists engaged by the company, Party B shall obtain written consent of Party A or may put Party A in charge of providing such information.

Article 5  Party A and Party B acknowledge that the confidentiality obligations of Party B shall become effective as from the date of execution and sealing of this agreement and that such obligations shall be perpetual.  Such confidentiality obligations shall remain valid and effective irrespective of whether Party B is in office or not.

Article 6  If Party B fails to fulfill his confidentiality obligations hereunder, Party B shall assume breach of contract liabilities by paying, on a lump sum basis, liquidated damages in the amount of RMB Thirty Thousand (RMB 30,000).  If such liquidated damages are not sufficient to cover the economic losses of Party A, Party B shall provide additional indemnification.

Article 7  During his term of service with Party A and within 2 years from his termination of service with Party A, Party B shall not assume any office with, or serve in whatsoever manner, any entity in competition with Party A and its affiliates, nor shall Party B manufacture or operate, on his own, similar products or businesses in competition with Party A and its affiliates.

Article 8  The other obligations assumed by Party B during his term of service with Party A and after his termination of service with Party A shall include, without limitation: the obligation of not divulging, using, or causing a third party to obtain or use, Party A’s trade secrets; the obligation of not disseminating or spreading news or reports adverse to Party A; the obligation of not inducing or permitting the inducement of, directly or indirectly, the employees and customers of Party A to leave Party A. Party A shall not be required to provide compensation to Party B for his performance of the obligations set out in this Article 8.

Article 9 For the purpose herein, the term “in competition with” means being in competition with the businesses as conducted by Party A and its affiliates at the time of termination of service of the relevant employee;  “an entity in competition” includes an entity in direct competition with Party A and its affiliates, and an entity under direct or indirect participation or control of, or under common control with, such entity.

Article 10   Party A shall pay, on the basis of the non-competition period, non-competition compensation to Party B, calculated as from the date of termination of service of Party B.

Article 11  Breach of Contract Liabilities

If Party B fails to fulfill his obligations under relevant non-competition restriction provisions hereof, Party B shall assume breach of contract liabilities by paying, on a lump sum basis, liquidated damages in the amount of RMB Fifty Thousand (RMB 50,000).  If such liquidated damages are not sufficient to cover the economic losses of Party A, Party B shall provide additional indemnification. Party B shall return to Party A all of the gains derived from his breach.

Article 12   Any dispute arising out of the performance of this Agreement shall first be resolved by the two parties through consultations, failing which, it may be brought by any party before the competent People’s Court in Tianjin for adjudication.

Article 13  Any amendment to this agreement shall be effected in writing.

Article 14  This agreement shall become effective as from the date it has been executed and sealed by both parties.

Article 15   This agreement shall be made in two copies. Party A and Party B shall each hold one copy.

Party A:  Tianjin New Highland Science Development Co., Ltd.

[Company Seal]

Party B: Yu Xiaomin (signature)

/s/ Xiaomin Yu

Date of Execution: June 23, 2010	Place of Execution: Dagang, Tianjin